Exhibit 99.1

CONTACTS:       Investors:

Anna Marie Dunlap

SVP Investor Relations

714-424-2678

Media:

Kent Jenkins Jr.

VP Public Affairs Communications

(202) 682-9494

Corinthian Colleges Comments on Appointment of Fitzgerald as Monitor

under Operating Agreement with the Department of Education

Company expects monitor to help ensure best possible outcome for students and other stakeholders during transition

SANTA ANA, Calif., July 21, 2014 (GLOBE NEWSWIRE) — Corinthian Colleges, Inc. (Nasdaq: COCO) confirmed today that the Department of Education (ED) has selected Patrick Fitzgerald of Skadden, Arps, Slate, Meagher & Flom LLP to fill the monitor role under its Operating Agreement with the Department.  During discussions with the Department in late June regarding a memorandum of understanding, Corinthian proposed the appointment of an independent monitor to oversee and validate the Company’s compliance with the Operating Agreement and certain other aspects of the Company’s business.  The Company agreed to pay all costs associated with the monitor.

“We welcome Mr. Fitzgerald and his team,” said Jack Massimino, Corinthian’s Chairman and Chief Executive Officer. “They will have the complete cooperation of the company. We look forward to providing full access to the data and personnel necessary to demonstrate our commitment to student success and regulatory compliance.  We proposed the appointment of an independent Monitor when it became clear that an intermediary with a reputation for integrity and independence would enhance communications between the company and the Department. We believe the Department has made an excellent choice.”

“We also look forward to showing Mr. Fitzgerald and his team our campuses, where they can meet students and see firsthand the dedication of our faculty and staff to meeting our students’ educational needs,” Massimino continued. “Working with the Department and the Monitor, we hope to achieve the very best possible outcome for our students, employees, and other stakeholders during this period of transition.”

For more detail about the operating agreement, see the company’s July 7, 2014 Form 8-K filing with the Securities and Exchange Commission at http://investors.cci.edu/secfiling.cfm?filingID=1104659-14-50216&CIK=1066134.  For additional facts about the Department of Education’s request for documents and our response, go to http://investors.cci.edu/currentissues.cfm.

Certain statements in this press release may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. The company intends that all such statements be subject to the “safe-harbor” provisions of that Act. Such statements include, but are not limited to, those regarding our expectations regarding the role of the monitor in overseeing the implementation of the Operating Agreement and transition plan. Many factors may cause Corinthian’s actual results to differ materially from those discussed in any such forward-looking statements or elsewhere, including: Corinthian’s ability to identify new owners for its campuses and to enter into agreements with any such new owners on terms acceptable to the company, if at all; possible inability to obtain needed liquidity through new financings, additional cost reductions, accelerated asset sales or some combination thereof to continue operating in the ordinary course; the company’s possible inability to comply with the terms of the Operating Agreement; the company’s effectiveness in its regulatory and accreditation compliance efforts; the outcome of ongoing reviews and inquiries by accrediting, state and federal agencies, including the Department of Education, various attorneys general, and the Consumer Financial Protection Bureau (CFPB); the outcome of pending litigation against the company, including the civil complaints filed by the California and Massachusetts Attorneys General; the uncertainty of counterparty decisions in the context of our credit agreement and trade creditors; and the other risks and uncertainties described in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###